Exhibit 3.17(a)

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:55 PM 09/09/2008
FILED 03:51 PM 09/09/2008
SRV 080938443 – 4597593 FILE

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

INNOVENT ONCOLOGY, LLC

This Certificate of Formation of INNOVENT ONCOLOGY, LLC is being duly executed and filed by Melisa Jacobs, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended.

FIRST. The name of the limited liability company is “INNOVENT ONCOLOGY, LLC”.

SECOND. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. This Certificate of Formation shall be effective on September 9, 2008.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of INNOVENT ONCOLOGY, LLC this 9th day of September, 2008.

Melisa Jacobs
Authorized Person